Exhibit 23.02




                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of New Frontier Media, Inc. and Subsidiaries on Form S-8 (File No. 333-102694) of our report, dated May 18, 2001, appearing in the Annual Report on Form 10-K of New Frontier Media, Inc. and Subsidiaries for the year ended March 31, 2003.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 27, 2003